U N I T E D   S T A T E S

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)	December 16, 2005

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number,
including area code)		(808) 537-8430

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                                 Entry into a Material Definitive Agreement

Executive Officer Incentive Awards

On December 16, 2005, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Bank of Hawaii Corporation (the “Company”) approved the grant of incentive awards (“Incentive Awards”) to seven executive officers of the Company under the Bank of Hawaii Corporation Executive Incentive Plan (the “EIP”).  The EIP is a sub-plan of the Bank of Hawaii Corporation 2004 Stock and Incentive Plan (the “2004 Plan”) and the Incentive Awards constitute awards under the 2004 Plan.

The Committee approved a 2006 incentive pool for participating executive officers not to exceed 2.0% of the Company’s consolidated net income before taxes for 2006 (the “2006 Incentive Pool”).  Maximum individual Incentive Awards under the EIP (expressed as a percentage of the 2006 Incentive Pool) range from 9% to 19% for participating executives.

The Committee has the authority to determine the actual amount of any Incentive Award up to the maximum.  Payment of the Incentive Awards will be subject to the Committee’s certification of the Company’s consolidated net income before taxes for 2006.

The Committee also amended the EIP to bring it into compliance with certain requirements of Section 409A of the Internal Revenue Code, which was enacted under the American Jobs Creation Act of 2004.  In general, these requirements of Section 409A impose certain new rules for non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions.

Executive Deferred Compensation Program

On December 16, 2005, the Committee adopted the Bank of Hawaii Corporation Executive Deferred Compensation Program, and as a component of that program, a new Bank of Hawaii Corporation Base Salary Deferral Plan (collectively, the “Deferred Compensation Plan”).  The Deferred Compensation Plan provides senior management and highly compensated employees of the Company and its subsidiaries, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus amounts.  The Deferred Compensation Plan is effective January 1, 2006.

Amounts deferred will be distributed, as more specifically described in the plan, in the form elected by the participant.  This may be (i) any specific date, (ii) six months from the date the participant separates from service with the Company or its subsidiaries, or (iii) an anniversary (up to five years) of the date the participant separates from service.  In addition, the participant may receive his or her deferred compensation balance sooner as a result of disability, death, or unforeseeable emergency.

All deferral elections for a given plan year are irrevocable and cannot be changed.  In addition, once the participant elects a distribution date, he or she may change it to a later date but not an earlier date.  The participant must make such a change in distribution date at least 12 months before the original distribution date, and the new distribution date may be no earlier than five years after the original distribution date.

Upon making the deferral election, the participant must choose between two distribution options: (i) single lump-sum cash payment or (ii) substantially equal annual installment payments over a period up to five years.  However, distributions as a result of, disability, death, or unforeseeable emergency will always be made as a single lump-sum cash payment.  The participant may change the distribution option selected, but must do so at least 12 months before the distribution date and the change may not accelerate the distribution payments.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Deferred Compensation Plan (including the Bank of Hawaii Corporation Base Salary Deferral Plan), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Acceleration of Certain Outstanding Stock Options

On December 16, 2005, the Committee authorized the acceleration of vesting of all outstanding unvested stock options previously awarded to employees under the Company’s stock option plans (the “Stock Option Plans”).  This acceleration is effective as of December 21, 2005.  The purpose of the acceleration is to recognize the employees’ contribution to the Company’s financial performance.  As a result, the Company will not recognize compensation expense associated with these options in future periods upon adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006.

As a result of the acceleration, unvested options to purchase approximately 320,000 shares of the Company’s common stock became fully vested and exercisable as of December 21, 2005.  The affected stock options have exercise prices ranging from $29.68 to $50.38 per share and a weighted average exercise price of $34.23.  The Company will record a one-time charge in the fourth quarter of 2005 of approximately $120,000 as a result of the accelerated vesting.  These actions were taken in accordance with the applicable provisions of the Stock Option Plans.

Base Salaries

In connection with certain senior management changes disclosed in Item 5.02 of this Current Report on Form 8-K, the Committee approved the base salaries for 2006 for two executive officers of the Company.  Effective January 1, 2006, the following executive officers will receive annual base salaries as follows:

Name and Principal Position	2006 Base Salary

David Thomas	$450,000
Vice Chairman and Chief Operating Officer

Peter Ho	$400,000
Vice Chairman and Chief Banking Officer

David Thomas Retention Agreement

On December 16, 2005, the Company entered into a Retention Agreement (the “Retention Agreement”) with David Thomas in connection with his promotion to Chief Operating Officer of the Company, as described in Item 5.02(c) below.  Pursuant to the Retention Agreement, the Company will employ Mr. Thomas as its Chief Operating Officer until February 29, 2008 (the “Separation Date”), although the Company may advance the Separation Date to any date before February 29, 2008, or may extend the Separation Date to any date within three months after February 29, 2008.

During the term of the Retention Agreement, Mr. Thomas will be entitled to (i) an annual base salary (pro rated for any partial year through the Separation Date); (ii) a restricted stock grant; (iii) participation in the EIP for 2006, 2007 and 2008 (pro rated for any partial year through the Separation Date); and (iii) participation in employee benefit plans to the extent he is eligible to do so by their terms.

If Mr. Thomas performs his duties to the Company’s satisfaction through February 29, 2008 and in accordance with the terms of the Retention Agreement, he will receive a “Retention Payment” equal to 24 months of his base monthly salary as of February 29, 2008.  The Retention Payment will be paid in 36 monthly payments, as more particularly specified in the Retention Agreement, commencing on the first day of the seventh month after the Separation Date.  In addition, Mr. Thomas will be entitled to certain continued health insurance coverages with the same percentage of shared premiums as prior to the Separation Date.

If Mr. Thomas voluntarily terminates his employment prior to the Separation Date, he will receive only salary and vested benefits through the effective date of that termination.  If Mr. Thomas is terminated for “cause” (as defined in the Retention Agreement) prior to the Separation Date, he will forfeit all monetary consideration under the Retention Agreement not paid to him at the date of termination.

Under the Retention Agreement, Mr. Thomas broadly waives and releases any claims he might have against the Company, its affiliates and certain other persons related to the Company, through the effective date of the agreement.

Under Retention Agreement, Mr. Thomas will not (i) engage in certain activities that are competitive with the Company and its affiliates, (ii) disclose certain proprietary and competitively sensitive information pertaining to the Company and its business and (iii) solicit or employ any person who is an employee of the Company, during the term of the Retention Agreement and for two years thereafter (in the case of the obligations in clauses (i) and (ii)) or one year thereafter (in the case of the obligation in clause (iii)).

The foregoing description of the Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Alton Kuioka Retention Agreement

On December 16, 2005, the Committee approved a letter agreement (the “Letter Agreement”) with Alton Kuioka that revises and replaces the retention agreement that the Company and Mr. Kuioka entered into on May 3, 2004.  The revisions were necessary to comply with the requirements of Section 409A of the Internal Revenue Code.

Under the Letter Agreement, Mr. Kuioka will receive a retention payment equal to 24 months of his base monthly salary as of December 31, 2005.  The retention payment will be paid in a single lump sum on or before March 15, 2006.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2005, the Company appointed Mr. David Thomas as its Chief Operating Officer.  A copy of the press release announcing this and other changes in the Company’s senior management is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Thomas, age 54, has served as the Company’s Vice Chairman, Retail Banking since April 2001.  He was employed as the Executive Vice President of Summit Bank from March 1999 to June 2001.

Mr. Thomas has no family relationship with any of the Company’s directors, director nominees or executive officers.

In connection with Mr. Thomas’s appointment as the Company’s Chief Operating Officer, the Company entered into the Retention Agreement with him, dated as of December 16, 2005.  The summary of the terms of the Retention Agreement set forth in Item 1.01 is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Retention Agreement filed herewith as Exhibit 10.2.

Certain banking transactions have occurred between the Company and its subsidiaries and Mr. Thomas or members of his immediate family.  However, all such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable terms.

Item 9.01.                                              Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.

10.1                           Bank of Hawaii Corporation Executive Deferred Compensation Program

10.2                           Retention Agreement with David Thomas

10.3                           Retention Agreement with Alton Kuioka

99.1                           December 19, 2005 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date December 22, 2005

BANK OF HAWAII CORPORATION

By:	/s/ Cynthia G. Wyrick
Cynthia G. Wyrick
Executive Vice President and
Corporate Secretary